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                                                                      Exhibit 11

                  MOTOR CARGO INDUSTRIES, INC. AND SUBSIDIARIES

                         EARNINGS PER SHARE CALCULATION


                                                                       Year Ended December 31,
                                                            ----------------------------------------------
                                                               1999              1998             1997
                                                            -----------       -----------      -----------
                                                                                               (Pro forma)
Earnings available to
common shareholders                                         $ 4,653,083       $ 5,788,861      $ 5,621,476
                                                            ===========       ===========      ===========

Basic EPS

Shares

   Common shares outstanding entire period                    6,987,820         6,987,820        5,820,000

   Weighted-average common shares issued (repurchased)
     during period                                              (49,455)               --          118,602
                                                            -----------       -----------      -----------

   Weighted-average common shares outstanding
     during period - basic                                    6,938,365         6,987,820        5,938,602
                                                            ===========       ===========      ===========

Earnings per common share - basic                           $      0.67       $      0.83      $      0.95
                                                            ===========       ===========      ===========


Diluted EPS

Shares

   Weighted-average common shares outstanding
     during period - basic                                    6,938,365         6,987,820        5,938,602

   Diluted effect of stock options                                2,291             4,000               --
                                                            -----------       -----------      -----------

   Weighted-average common shares outstanding
     during period - diluted                                  6,940,656         6,991,820        5,938,602
                                                            ===========       ===========      ===========

Earnings per common share - diluted                         $      0.67       $      0.83      $      0.95
                                                            ===========       ===========      ===========


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